Exhibit 99.2

Third Quarter 2018

Earnings Conference Call

October 12, 2018

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information

PNC

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2017 Form 10-K and our 2018 Form 10-Qs, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

We include non-GAAP financial information in this presentation. Non-GAAP financial information includes financial metrics such as fee income, tangible book value, pretax, pre-provision earnings and return on tangible common equity. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us – Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

Third Quarter 2018 Highlights

PNC

- Delivered strong quarterly results
  - Higher net interest income
  - Net interest margin expansion
  - Higher fee income
  - Grew average loans and deposits
  - Strong credit quality
- Continue to invest in our strategic priorities to create long-term shareholder value: expand our leading banking franchise, deepen customer relationships and leverage technology

Net Income
$1.4 billion

Diluted Earnings Per Share
$2.82

Return on Average Assets
1.47%

Return on Common Equity
12.32%

Return on Tangible Common Equity
15.75%

- Fee income (Non-GAAP) – Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage and service charges on deposits. See Reconciliation in Appendix.
- Return on Tangible Common Equity (Non-GAAP) – See Reconciliation in Appendix.

Balance Sheet: **Well-Positioned**

PNC

Average balances, $ billions	3Q18	Change vs. 2Q18	Change vs. 3Q17	Highlights
Loans	**$223.3**	$0.7	$4.1	▪ Growth in commercial and consumer lending
Investment securities	**$80.8**	$3.3	$6.4	▪ Investing into rising rate environment
Federal Reserve Bank balances	**$18.8**	$(1.9)	$(4.6)	▪ Deploying liquidity
Deposits	**$262.5**	$1.5	$3.0	▪ Seasonal growth in commercial deposits over 2Q18
Common shareholders' equity	**$42.7**	$-	$0.6	▪ Returned $0.9 billion to shareholders – 3.3 million shares repurchased for $0.5 billion and dividends of $0.4 billion in 3Q18

	9/30/18	6/30/18	9/30/17	
Basel III common equity Tier 1 capital ratio	**9.3%**	9.5%	9.8%	▪ Strong capital position
Tangible book value per common share	**$73.11**	$72.25	$69.72	▪ 5% increase over 3Q17

- Basel III common equity Tier 1 capital ratio – September 30, 2018 ratio is estimated. All ratios calculated based on the standardized approach. 2017 period presented reflects currently applicable methodology (which was previously referred to as pro forma fully phased-in Basel III common equity Tier 1 capital). See Appendix for additional information.
- Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

Balance Sheet: **Loans and Deposits**



Loans
Growing Loans and Customers
Average balances, $ billions
$219.2
$146.9
3.92%
$72.3
$222.6
$149.7
4.23%
$72.9
$223.3
$149.9
4.36%
$73.4
3Q17
2Q18
3Q18
Consumer
Commercial
Total Loan Yield



Deposits
Stable Deposit Base
Average balances, $ billions
$259.5
$180.5
0.37%
$79.0
$261.0
$184.3
0.57%
$76.7
$262.5
$186.3
0.71%
$76.2
3Q17
2Q18
3Q18
Noninterest-bearing
Interest-bearing
Deposit Rate

	Current Beta		Cumulative Beta		Stated Beta
	Mar. 2018 to 2Q18	Jun. 2018 to 3Q18	Dec. 2015 to 2Q18	Dec. 2015 to 3Q18	
Total	50%	**45%**	26%	**29%**	**48%**

- Current Betas represent the beta from the date of the rate hike (March 22, 2018 and Junes 14, 2018, respectively) through the end of the period (2Q18 and 3Q18, respectively)
- Cumulative Betas represent the average beta from the December 2015 rate hike through the end of the period
- Stated Beta represents PNC's long-term expectation for deposit betas based on historical rate performance and future rate expectations

Income Statement: **Solid Results**

$ millions	3Q18	Change vs. 2Q18	Change vs. 3Q17	Highlights
Net interest income	**$2,466**	$53	$121	Higher earning asset yields and balances, partially offset by increased funding costs
Fee income	**1,590**	13	123	Executing on strategic priorities to grow fee-based revenue
Other noninterest income	**301**	(33)	(12)	Includes Visa fair value derivative adjustments of ($32) million in 3Q18, $27 million in 2Q18 and ($12) million in 3Q17
Total revenue	**4,357**	33	232	6% year-over-year growth
Noninterest expense	**2,608**	24	152	Higher expenses related to revenue-generating activities
Pretax, pre-provision earnings	**1,749**	9	80	
Provision	**88**	8	(42)	Credit quality remains strong
Pretax income	**1,661**	1	122	
Income taxes	**261**	(43)	(152)	Effective tax rate of 15.7% in 3Q18
Net income	**$1,400**	$44	$274	

	3Q18	2Q18	3Q17	
Diluted EPS	**$2.82**	$2.72	$2.16	Strong EPS growth

– Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.

Income Statement: **Strong Revenue Trends**

6% YOY Total Revenue Growth
5% YOY Net Interest Income Growth



$ millions
$4,125
$2,345
2.91%
$1,780
$4,324
$2,413
2.96%
$1,911
$4,357
$2,466
2.99%
$1,891
3Q17
2Q18
3Q18
Noninterest income
Net interest income
NIM

Noninterest Income
8% YOY Fee Income Growth

$ millions	3Q18	Change vs. 2Q18	Change vs. 3Q17	YTD 3Q18	Change vs. YTD 3Q17
Asset management	**$486**	$30	$65	**$1,397**	$175
Consumer services	**377**	(4)	20	**1,115**	66
Corporate services	**465**	(22)	61	**1,381**	97
Residential mortgage	**76**	(8)	(28)	**257**	(64)
Service charges on deposits	**186**	17	5	**522**	10
Total fee income	**1,590**	13	123	**4,672**	284
Other income	**301**	(33)	(12)	**880**	(38)
Noninterest income	**$1,891**	($20)	$111	**$5,552**	$246

- NIM – Net interest margin.
- YOY - Refers to 3Q18 compared to 3Q17

Income Statement: **Noninterest Expense**

PNC

Consistent Efficiency Ratio
While Growing and Investing in our Business



$ millions
$2,456
$2,584
$2,608
60%
60%
60%
3Q17
2Q18
3Q18
Noninterest Expense
Efficiency Ratio

Noninterest Expense Detail

$ millions	3Q18	Change vs. 2Q18	Change vs. 3Q17
Personnel	**$1,413**	$57	$127
Occupancy	**195**	(8)	(9)
Equipment	**264**	(17)	5
Marketing	**71**	(4)	9
Other	**665**	(4)	20
Noninterest expense	**$2,608**	$24	$152

Credit Quality: **Remains Strong**

PNC

Nonperforming Loans


$ millions
$1,873
$1,865
$1,842
$1,719
$1,694
3Q17
4Q17
1Q18
2Q18
3Q18

Delinquencies


$ millions
$1,419
$1,520
$1,389
$1,361
$1,428
3Q17
4Q17
1Q18
2Q18
3Q18

– Accruing loans past due 30-days or more

Provision


$ millions
$130
$125
$92
$80
$88
3Q17
4Q17
1Q18
2Q18
3Q18

Net Charge-Offs


$ millions
$106
$123
$113
$109
$91
3Q17
4Q17
1Q18
2Q18
3Q18

NCO / Average Loans for 3Q18: 0.16%

– Annualized net charge-offs (NCO) to average loans for the three months ended

Outlook: **Fourth Quarter 2018 Compared to Third Quarter 2018**

PNC

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Up low-single digits
	Fee income	Up low-single digits
	Other noninterest income	$225 - $275 million
	Noninterest expense	Up low-single digits
	Loan loss provision	$100 - $150 million

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Loans, net interest income, fee income and noninterest expense outlook represents estimated percentage change for 4Q18 compared to 3Q18

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in customer behavior due to recently enacted tax legislation, changing business and economic conditions or legislative or regulatory initiatives.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Commodity price volatility.

Appendix: Cautionary Statement Regarding Forward-Looking Information

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our view that U.S. economic growth has accelerated over the past two years and will remain above its long-run trend for the remainder of 2018 and into 2019, in light of stimulus from corporate and personal income tax cuts passed in late 2017 that are expected to support business investment and consumer spending, respectively. We expect an increase in federal government spending will also support economic growth for the remainder of 2018 and into 2019. Further gradual improvement in the labor market this year and next, including job gains and rising wages, is another positive for consumer spending. Trade restrictions are a growing downside risk to the forecast. Inflation has accelerated to close to the Federal Open Market Committee's 2 percent objective. Short-term interest rates and bond yields are expected to rise throughout the remainder of 2018 and into 2019; after the Federal Open Market Committee raised the federal funds rate in September, our baseline forecast is for one additional rate hike in December 2018, pushing the rate to a range of 2.25 to 2.50 percent by the end of the year. PNC expects two 25 basis point increases in the fed funds rate in 2019 (in June and September); this would take the fed funds rate to a range of 2.75 to 3.00 percent by the end of next year.
- PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to review by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee)), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes to regulations governing bank capital and liquidity standards.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Appendix: Cautionary Statement Regarding Forward-Looking Information

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part through acquisitions. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2017 Form 10-K and our 2018 Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Appendix: **Basel III Regulatory Capital Ratios**

Because PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2018 and 2017 are calculated using the standardized approach for determining risk-weighted assets. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures and equity exposures are generally subject to higher risk weights than other types of exposures. With the exception of certain nonqualifying trust preferred capital securities included in PNC's Total risk-based capital, the transitions and multi-year phase-in of the definition of capital under the Basel III rules were completed as of January 1, 2018. Accordingly, we refer to the capital ratios calculated using the definition of capital in effect as of January 1, 2018 and, for the risk-based ratios, standardized risk-weighted assets, as the Basel III ratios. We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for 2017 and, for the risk-based ratios, standardized approach risk-weighted assets, as the 2017 Transitional Basel III ratios.

We provide information below regarding PNC's estimated Basel III September 30, 2018, actual Basel III June 30, 2018, pro forma Fully Phased-In Basel III September 30, 2017 and actual September 30, 2017 Transitional Basel III Common equity Tier 1 ratios. Under the Basel III rules applicable to PNC, significant common stock investments in unconsolidated financial institutions (for PNC, primarily BlackRock), mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule that ended December 31, 2017 and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule that ended December 31, 2017) accumulated other comprehensive income (loss) related to securities currently and those transferred from available for sale, as well as pension and other postretirement plans.

Appendix: Basel III Regulatory Capital Ratios

Basel III Common Equity Tier 1 Capital Ratios

$ millions	Basel III (a) Sep. 30, 2018 (estimated)	Basel III (a) Jun. 30, 2018	Fully Phased-In Basel III (b) Sep. 30, 2017	2017 Transitional Basel III Sep. 30, 2017
Common stock, related surplus, and retained earnings, net of treasury stock	$44,336	$43,857	$42,426	$42,426
Less regulatory capital adjustments:				
Goodwill and disallowed intangibles, net of deferred tax liabilities	(9,299)	(9,319)	(9,202)	(9,137)
Basel III total threshold deductions	(4,034)	(3,408)	(1,731)	(1,166)
Accumulated other comprehensive income (loss)	(1,007)	(757)	(117)	(94)
All other adjustments	(322)	(167)	(163)	(161)
Basel III Common equity Tier 1 capital	$29,674	$30,206	$31,213	$31,868
Basel III standardized approach risk-weighted assets (c)	318,321	319,112	317,393	309,292
Basel III advanced approaches risk-weighted assets (d)	274,072	280,883	285,517	N/A
Basel III Common equity Tier 1 capital ratio	9.3%	9.5%	9.8%	10.3%
Risk-weight and associated rules utilized	Standardized		Standardized	Standardized (with 2017 transition adjustments)

(a) 2018 results are calculated using the regulatory capital methodology applicable to us during 2018 and reflects the full phase-in of all Basel III adjustments to this metric applicable to PNC.

(b) 2017 Fully Phased-In Basel III results are presented as pro forma and Non-GAAP estimates.

(c) Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

(d) Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase, PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements to this calculation through the parallel run qualification phase.

Our Basel III capital ratios may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Fee Income (Non-GAAP)

	For the three months ended					For the nine months ended		
				% Change				% Change
$ millions	**Sep. 30, 2018**	**Jun. 30, 2018**	**Sep.30, 2017**	**3Q18 vs. 2Q18**	**3Q18 vs. 3Q17**	**Sep.30, 2018**	**Sep.30, 2017**	**3Q18 vs. 3Q17**
Asset management	$486	$456	$421	7%	15%	$1,397	$1,222	14%
Consumer services	377	381	357	(1%)	6%	1,115	1,049	6%
Corporate services	465	487	404	(5%)	15%	1,381	1,284	8%
Residential mortgage	76	84	104	(10%)	(27%)	257	321	(20%)
Service charges on deposits	186	169	181	10%	3%	522	512	2%
Total fee income	$1,590	$1,577	$1,467	1%	8%	$4,672	$4,388	6%
Other, including net securities gains	301	334	313	(10%)	(4%)	880	918	(4%)
Total noninterest income, as reported	$1,891	$1,911	$1,780	(1%)	6%	$5,552	$5,306	5%

PNC

Return on Tangible Common Equity

$ millions	For the three months ended Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017
Return on average common shareholders' equity	12.32%	12.13%	9.89%
Average common shareholders' equity	$42,668	$42,670	$42,117
Average Goodwill and Other intangible assets	(9,498)	(9,520)	(9,513)
Average deferred tax liabilities on Goodwill and Other intangible assets	192	192	302
Average tangible common equity	$33,362	$33,342	$32,906
Net income attributable to common shareholders	$ 1,325	$ 1,290	$ 1,050
Net income attributable to common shareholders, if annualized	$ 5,256	$ 5,174	$ 4,165
Return on average tangible common equity	15.75%	15.52%	12.66%

Return on average tangible common equity is a non-GAAP measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Tangible Book Value per Common Share (Non-GAAP)

$ millions, except per share data	Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017	% Change 9/30/18 vs. 6/30/18	% Change 9/30/18 vs. 9/30/17
Book value per common share	$93.22	$92.26	$89.05	1%	5%
Tangible book value per common share					
Common shareholders' equity	$43,076	$42,917	$42,406		
Goodwill and Other intangible assets	(9,489)	(9,511)	(9,503)		
Deferred tax liabilities on Goodwill and Other intangible assets	192	192	301		
Tangible common shareholders' equity	$33,779	$33,598	$33,204		
Period-end common shares outstanding (in millions)	462	465	476		
Tangible book value per common share (Non-GAAP)	$73.11	$72.25	$69.72	1%	5%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Pretax Pre-Provision Earnings (Non-GAAP)

	For the three months ended			% Change	
$ millions	**Sep. 30, 2018**	**Jun. 30, 2018**	**Sep. 30, 2017**	**3Q18 vs. 2Q18**	**3Q18 vs. 3Q17**
Net interest income	$2,466	$2,413	$2,345	2%	5%
Noninterest income	1,891	1,911	1,780	(1%)	6%
Total revenue	$4,357	$4,324	$4,125	1%	6%
Noninterest expense	2,608	2,584	2,456	1%	6%
Pretax pre-provision earnings	$1,749	$1,740	$1,669	1%	5%
Net income	$1,400	$1,356	$1,126	3%	24%

We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations.

PNC

Net Visa Activity

	For the three months ended				
$ millions	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Gains on Visa Sales	$ -	$ -	$ -	$ -	$ -
Derivative Fair Value Adjustments [a]	(32)	27	(2)	(248)	(12)
Net Visa Activity	$ (32)	$ 27	$ (2)	$ (248)	$ (12)

[a] Visa derivative fair value adjustments relate to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales; 4Q17 Visa derivative fair value adjustments were primarily driven by changes in anticipated timing of litigation resolution.